UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 7, 2024
Date of Report (date of earliest event reported)

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)
(415) 657-5500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On June 6, 2024, Sheila A. Hopkins resigned from the board of directors (the “Board”) of Cutera, Inc. (the “Company) effective immediately. Ms. Hopkins’ resignation was not due to any disagreement with the Company, the Board, or management on any matter related to the Company’s operations, policies or practices. The parties intend for Ms. Hopkins’ to execute a consulting agreement pursuant to which Ms. Hopkins will continue to provide consulting services to the Company through September 30, 2024.
(d)
Also on June 6, 2024, the Company announced that Jeryl (Jeri) Hilleman had agreed to join the Board and the Board had appointed her to the Board, effective July 12, 2024. It is anticipated that Ms. Hilleman will also join the Audit Committee of the Board once her appointment is effective.
Jeri Hilleman brings extensive experience in life sciences and served as a public company CFO for close to 20 years. Most recently, from June 2014 to November 2019, Ms. Hilleman served as Chief Financial Officer of Intersect ENT (Nasdaq: XENT), a commercial drug delivery company focusing on patients with ear, nose and throat conditions. Prior to Intersect ENT, Ms. Hilleman served as Chief Financial Officer of other public healthcare companies including Ocera Therapeutics, Inc. (subsequently acquired by Mallinckrodt plc), a biopharmaceutical company, Amyris, Inc., a renewable products company, and Symyx Technologies (subsequently acquired by Accelrys, Inc.), a life sciences automation company. Ms. Hilleman has served as a member of the board of directors and chair of the audit committee of Minerva Neurosciences, Inc. since July 2018 (Nasdaq: NERV), NovoCure, Limited (Nasdaq: NVCR) since July 2018 and of SI-Bone (Nasdaq: SIBN) since December 2019. Previously, Ms. Hilleman served as a member of the board of directors and chair of the audit committee of Xenoport, Inc., a publicly-held biopharmaceutical company, from 2005 until it was acquired in 2016. Ms. Hilleman received a B.A. in History from Brown University and an M.B.A. from the Wharton School at the University of Pennsylvania.
As a director, Ms. Hilleman will participate in the compensation program applicable to all non-employee directors, which is described under the heading “Director Compensation” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 10, 2024. Ms. Hilleman will also execute the Company’s standard form of indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: June 7, 2024	By:	/s/ TAYLOR C. HARRIS
Taylor C. Harris
Chief Executive Officer